SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, June 30, 2014, the Board of Directors of LCNB Corp. (“LCNB”) announced that Bernard H. ‘Barney’ Wright, Jr., Senior Vice President and Trust Officer, will retire, effectively immediately.  LCNB issued a press release with respect to Mr. Wright’s retirement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. As further set forth in the press release, Mr. Wright’s various duties will be re-assigned among LeRoy F. McKay, Executive Vice President, Bradley A. Ruppert, Bank Investment Officer and Robert C. Haines, II, Chief Financial Officer and Executive Vice President.

Item 7.01.  Regulation FD Disclosure.

On Monday, June 30, 2014, the Board of Directors of LCNB Corp. (“LCNB”) announced that Bernard H. ‘Barney’ Wright, Jr., Senior Vice President and Trust Officer, will retire, effectively immediately.  LCNB issued a press release with respect to Mr. Wright’s retirement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. As further set forth in the press release, Mr. Wright’s various duties will be re-assigned among LeRoy F. McKay, Executive Vice President, Bradley A. Ruppert, Bank Investment Officer and Robert C. Haines II, Chief Financial Officer and Executive Vice President.

Item 9.01.     Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.

Description

99.1

Press release dated June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: June 30, 2014	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer